Exhibit 99.1

Annaly Capital Management, Inc. Issues 3rd Quarter 2011 Results

NEW YORK--(BUSINESS WIRE)--November 1, 2011--Annaly Capital Management, Inc. (NYSE: NLY) today reported GAAP net loss for the quarter ended September 30, 2011, of $921.8 million or $0.98 per average common share as compared to GAAP net loss of $14.1 million or $0.03 per average common share for the quarter ended September 30, 2010, and GAAP net income of $120.8 million or $0.14 per average common share for the quarter ended June 30, 2011.

Without the effect of the unrealized gains or losses on interest rate swaps and interest-only mortgage-backed securities, net income for the quarter ended September 30, 2011, was $622.8 million or $0.65 per average share available to common shareholders as compared to $434.2 million or $0.70 per average share available to common shareholders for the quarter ended September 30, 2010, and $587.5 million or $0.71 per average share available to common shareholders for the quarter ended June 30, 2011.

During the quarter ended September 30, 2011, the Company disposed of $3.9 billion of mortgage-backed securities and agency debentures, resulting in a realized gain of $91.7 million. During the quarter ended September 30, 2010, the Company disposed of $3.1 billion of mortgage-backed securities and agency debentures, resulting in a realized gain of $62.0 million. During the quarter ended June 30, 2011, the Company disposed of $1.7 billion of mortgage-backed securities and agency debentures, resulting in a realized gain of $7.3 million.

During the quarter ended September 30, 2011, the Company completed a public offering of 138,000,000 shares of common stock. The estimated net proceeds of the offering were approximately $2.4 billion, net of offering expenses.

Common dividends declared for the quarter ended September 30, 2011, were $0.60 per share as compared to $0.68 per share for the quarter ended September 30, 2010, and $0.65 per share for the quarter ended June 30, 2011. The Company distributes dividends based on its current estimate of taxable earnings per common share, not GAAP earnings. Taxable and GAAP earnings will typically differ due to items such as non-taxable unrealized and realized gains and losses, differences in premium amortization and discount accretion, and non-deductible general and administrative expenses.

The annualized dividend yield on the Company’s common stock for the quarter ended September 30, 2011, based on the September 30, 2011, closing price of $16.63, was 14.43%, as compared to 15.45% for the quarter ended September 30, 2010, and 14.41% for the quarter ended June 30, 2011.

On a GAAP basis, the Company provided an annualized loss on average equity of 24.65% for the quarter ended September 30, 2011, as compared to an annualized loss on average equity of 0.58% for the quarter ended September 30, 2010, and an annualized return on average equity of 3.60% for the quarter ended June 30, 2011. Without the effect of the unrealized gains or losses on interest rate swaps and interest-only mortgage-backed securities, the Company provided an annualized return on average equity of 16.66% for the quarter ended September 30, 2011, as compared to an annualized return on average equity of 17.96% for the quarter ended September 30, 2010, and an annualized return on average equity of 17.50% for the quarter ended June 30, 2011.

Michael A.J. Farrell, Chairman, Chief Executive Officer and President of Annaly, commented on the Company’s results. “The market conditions we discussed in our last earnings release—including uncertainty surrounding sovereign credit risk, regulatory reform and weak economic performance—continued in the third quarter. To address the sluggish economy, on August 9 the Federal Reserve announced that it would likely be keeping the federal funds rate at exceptionally low levels through mid-2013, and on September 21 it announced a program, lasting through June 2012, that would extend the average maturity of its portfolio and reinvest principal payments from its agency holdings back into agency mortgage-backed securities. We will continue to monitor the impact of these conditions and policy activities on our operating environment and to manage our portfolio in a prudent manner so that we can continue to deliver compelling risk-adjusted returns to our shareholders.”

For the quarter ended September 30, 2011, the annualized yield on average interest-earning assets was 3.71% and the annualized cost of funds on average interest-bearing liabilities, including the net interest payments on interest rate swaps, was 1.63%, which resulted in an average interest rate spread of 2.08%. This was a 3 basis point decrease from the 2.11% annualized interest rate spread for the quarter ended September 30, 2010, and a 37 basis point decrease from the 2.45% average interest rate spread for the quarter ended June 30, 2011. At September 30, 2011, the weighted average yield on investment securities was 3.58% and the weighted average cost of funds on borrowings, including the net interest payments on interest rate swaps, was 1.62%, which resulted in an interest rate spread of 1.96%. Beginning with the quarter ended June 30, 2011, net interest payments on interest rate swaps, reflected in the consolidated statements of operations and comprehensive income (loss) as realized gains (losses) on interest rate swaps, are included in the summary table presentation of cost of funds and interest rate spread. This change does not affect GAAP or taxable net income, shareholders’ equity, cash flows or earnings per share. Leverage at September 30, 2011, was 5.5:1 compared to 6.4:1 at September 30, 2010, and 5.7:1 at June 30, 2011.

Fixed-rate mortgage-backed securities and agency debentures comprised 90% of the Company’s portfolio at September 30, 2011. The balance of the mortgage-backed securities and agency debentures was comprised of 9% adjustable-rate mortgage-backed securities and agency debentures and 1% LIBOR floating-rate collateralized mortgage obligations. At September 30, 2011, the Company had entered into interest rate swaps with a notional amount of $40.5 billion, or 40% of the mortgage-backed securities and agency debentures portfolio. Changes in the unrealized gains or losses on the interest rate swaps are reflected in the Company’s consolidated statements of operations. The purpose of the interest rate swaps is to mitigate the risk of rising interest rates that affect the Company’s cost of funds. Since the Company receives a floating rate on the notional amount of the swaps, the intended effect of the swaps is to lock in a spread relative to the cost of financing. As of September 30, 2011, substantially all of the Company’s Investment Securities were Fannie Mae, Freddie Mac and Ginnie Mae mortgage-backed securities and agency debentures.

“We continue to take a conservative approach to portfolio management,” said Wellington Denahan-Norris, Annaly’s Vice Chairman, Chief Investment Officer and Chief Operating Officer. “Even as the general operating dynamics for our company continue to be favorable, at the margin policy decisions are affecting market conditions as the yield curve flattens and prepayment speeds increase. We maintain the ability to take advantage of investment opportunities as they arise while preserving balance sheet strength. After taking into account the effect of interest rate swaps, our portfolio of mortgage-backed securities and agency debentures was comprised of 41% floating-rate, 9% adjustable-rate and 50% fixed-rate assets.”

The following table summarizes portfolio information for the Company:

	September 30, 2011	September 30, 2010	June 30, 2011
Leverage at period-end	5.5:1	6.4:1	5.7:1
Fixed-rate mortgage-backed securities and agency debentures as a percentage of portfolio	90%	84%	89%
Adjustable-rate mortgage-backed securities and agency debentures as a percentage of portfolio	9%	14%	10%
Floating-rate mortgage-backed securities and agency debentures as a percentage of portfolio	1%	2%	1%
Notional amount of interest rate swaps as a percentage of mortgage-backed securities and agency debentures	40%	35%	38%
Annualized yield on average interest-earning assets during the quarter	3.71%	4.06%	4.04%
Annualized cost of funds on average interest-bearing liabilities during the quarter	1.63%	1.95%	1.59%
Annualized interest rate spread during the quarter	2.08%	2.11%	2.45%
Weighted average yield on investment securities at period-end	3.58%	3.86%	3.76%
Weighted average cost of funds on borrowings at period-end	1.62%	1.94%	1.69%
Interest rate spread at period-end	1.96%	1.92%	2.07%
Weighted average receive rate on interest rate swaps at period-end	0.25%	0.31%	0.21%
Weighted average pay rate on interest rate swaps at period-end	2.57%	3.34%	2.79%

The Constant Prepayment Rate was 18% during the third quarter of 2011, as compared to 20% during the third quarter of 2010, and 11% during the second quarter of 2011. The weighted average purchase price of the Company’s mortgage-backed securities and agency debentures was 102.3% at September 30, 2011. The net amortization of premiums and accretion of discounts on mortgage-backed securities and agency debentures for the quarters ended September 30, 2011, September 30, 2010, and June 30, 2011 was $201.0 million, $155.9 million, and $126.5 million, respectively. The total net premium and discount balance at September 30, 2011, September 30, 2010, and June 30, 2011, was $3.4 billion, $2.3 billion, and $3.0 billion, respectively.

General and administrative expenses as a percentage of average assets were 0.24%, 0.22% and 0.23% for the quarters ended September 30, 2011, September 30, 2010, and June 30, 2011, respectively. At September 30, 2011, September 30, 2010, and June 30, 2011, the Company had a common stock book value per share of $16.22, $15.16 and $16.55, respectively.

At September 30, 2011, the Company’s wholly-owned registered investment advisors had under management approximately $12.2 billion in net assets and $21.8 billion in gross assets, as compared to $12.1 billion in net assets and $19.8 billion in gross assets at September 30, 2010 and $13.1 billion in net assets and $23.0 billion in gross assets at June 30, 2011. For the quarter ended September 30, 2011, the investment advisors earned investment advisory and service fees of $20.8 million, as compared to $15.3 million for the quarter ended September 30, 2010 and $20.7 million for the quarter ended June 30, 2011.

Annaly manages assets on behalf of institutional and individual investors worldwide. The Company’s principal business objective is to generate net income for distribution to investors from its Investment Securities and from dividends it receives from its subsidiaries.

The Company will hold the 2011 third quarter earnings conference call on Wednesday November 2, 2011 at 9:00 a.m. EDT. The number to call is 866-843-0890 for domestic calls and 412-317-9250 for international calls. The conference passcode is 2870365. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 10005691. The replay is available for 48 hours after the earnings call. There will be a web cast of the call on www.annaly.com. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investor Relations, then select Investor Information and complete the E-Mail notification form.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability of mortgage-backed securities and other securities for purchase, the availability of financing and, if available, the terms of any financing, changes in the market value of our assets, changes in business conditions and the general economy, changes in government regulations affecting our business, our ability to maintain our qualification as a REIT for federal income tax purposes, our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended, and risks associated with the broker-dealer business of our subsidiary, and risks associated with the investment advisory business of our subsidiaries, including the removal by clients of assets they manage, their regulatory requirements and competition in the investment advisory business. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share and per share data)

	September 30, 2011 (Unaudited)	June 30, 2011 (Unaudited)	March 31, 2011 (Unaudited)	December 31, 2010 (1)	September 30, 2010 (Unaudited)
ASSETS

Cash and cash equivalents	$3,473,866	$401,844	$357,012	$282,626	$289,486
Reverse repurchase agreements	360,315	593,865	1,348,069	1,006,163	757,722
Investments, at fair value:
U.S. Treasury securities	172,892	748,118	1,088,657	1,100,447	754,993
Securities borrowed	1,052,810	519,929	368,714	216,676	251,242
Mortgage-backed securities	106,588,710	96,773,448	93,644,409	78,440,330	76,174,141
Agency debentures	824,092	703,093	414,660	1,108,261	2,046,371
Investments in affiliates	209,374	261,659	303,713	252,863	245,659
Equity securities	3,929	-	-	-	-
Corporate debt, held for investment	27,988	27,982	21,224	21,683	-
Receivable for investment sold	402,817	40,751	320,465	151,460	1,637,542
Accrued interest and dividends receivable	410,862	386,160	391,356	345,250	345,153
Receivable from Prime Broker	3,272	3,272	3,272	3,272	3,272
Receivable for advisory and service fees	19,656	19,666	16,631	16,172	15,138
Intangible for customer relationships, net	11,531	12,141	8,990	9,290	9,590
Goodwill	42,030	42,030	42,030	42,030	27,917
Interest rate swaps, at fair value	-	-	8,879	2,561	-
Other derivative contracts, at fair value	1,450	767	1,539	2,607	186
Other assets	26,112	22,282	87,988	24,899	26,351

Total assets	$113,631,706	$100,557,007	$98,427,608	$83,026,590	$82,584,763

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
U.S. Treasury Securities sold, not yet purchased, at fair value	$549,505	$491,740	$788,898	$909,462	$691,593
Repurchase agreements	86,495,905	78,447,165	79,983,914	65,533,537	61,040,668
Securities loaned, at fair value	907,061	447,330	359,852	217,841	251,332
Payable for investments purchased	5,852,986	4,824,618	2,476,409	4,575,026	8,165,941
Payable for investments purchased with affiliate	-	-	57,500	-	-
Convertible Senior Notes	557,045	600,000	600,000	600,000	600,000
Accrued interest payable	128,371	122,753	113,101	115,766	113,837
Dividends payable	581,752	539,970	498,697	404,220	422,036
Interest rate swaps, at fair value	2,540,558	1,035,215	577,150	754,439	1,604,639
Other derivative contracts, at fair value	-	-	-	2,446	-
Accounts payable and other liabilities	74,837	78,895	79,087	8,921	51,440

Total liabilities	97,688,020	86,587,686	85,534,608	73,121,658	72,941,486

6.00% Series B Cumulative Convertible Preferred Stock: 4,600,000 shares authorized, 1,389,249, 1,649,047, 1,650,047, 1,652,047 and 2,306,537 shares issued and outstanding, respectively	33,664	39,959	39,983	40,032	55,891

Stockholders’ Equity:
7.875% Series A Cumulative Redeemable Preferred Stock: 7,412,500 authorized, issued and outstanding	177,088	177,088	177,088	177,088	177,088
Common stock, par value $.01 per share, 1,987,987,500 authorized, 969,913,060, 831,047,443, 804,350,532, 631,594,205, and 620,640,708 issued and outstanding, respectively	9,699	8,310	8,044	6,316	6,206
Additional paid-in capital	15,042,361	12,579,012	12,119,817	9,175,245	8,994,954
Accumulated other comprehensive income	3,073,488	2,049,831	1,009,528	1,164,642	1,877,537
Accumulated deficit	(2,392,614)	(884,879)	(461,460)	(658,391)	(1,468,399)

Total stockholders’ equity	15,910,022	13,929,362	12,853,017	9,864,900	9,587,386
Total liabilities, Series B Cumulative Convertible Preferred Stock and stockholders’ equity	$113,631,706	$100,557,007	$98,427,608	$83,026,590	$82,584,763
(1) Derived from the audited consolidated financial statements at December 31, 2010.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
(dollars in thousands, except share and per share data)

	For the quarters ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2011	2011	2011	2010	2010
Interest income:
Investments	$926,558	$948,703	$837,880	$678,626	$700,964
U.S. Treasury Securities	2,302	6,497	4,825	2,039	751
Securities loaned	1,942	1,868	1,343	1,422	1,261
Total interest income	930,802	957,068	844,048	682,087	702,976

Interest expense:
Repurchase agreements	109,014	100,164	102,602	103,514	105,393
Convertible Senior Notes	8,798	6,900	6,767	7,034	7,033
U.S. Treasury Securities sold, not yet purchased	2,109	4,772	4,986	2,166	459
Securities borrowed	1,496	1,484	1,101	1,201	1,047
Total interest expense	121,417	113,320	115,456	113,915	113,932

Net interest income	809,385	843,748	728,592	568,172	589,044

Other income (loss):
Investment advisory and other fee income	20,828	20,710	17,207	16,321	15,343
Net gains (losses) on sales of Agency mortgage-backed securities and debentures	91,668	7,336	27,185	33,802	61,986
Dividend income	8,706	8,230	6,297	7,647	8,097
Net gains (losses) on trading	1,942	(5,712)	18,812	(3,510)	1,082
Net unrealized gains (losses) on interest-only Agency mortgage-backed securities	(39,321)	276	-	-	-
Income (expense) from underwriting	2,772	(77)	2,904	680	915
Subtotal	86,595	30,763	72,405	54,940	87,423
Realized gains (losses) on interest rate swaps(1)	(231,849)	(216,760)	(206,148)	(190,098)	(188,636)
Unrealized gains (losses) on interest rate swaps	(1,505,333)	(466,943)	169,308	839,191	(448,253)
Subtotal	(1,737,182)	(683,703)	(36,840)	649,093	(636,889)
Total other income (loss)	(1,650,587)	(652,940)	35,565	704,033	(549,466)

General and administrative expenses	65,194	57,229	51,827	46,496	43,430

Income (loss) before income taxes and income from equity method investment in affiliate	(906,396)	133,579	712,330	1,225,709	(3,852)

Income taxes	(15,417)	(12,762)	(13,575)	(8,207)	(11,076)

Income (loss) from equity method investment in affiliate	-	-	1,140	1,002	868

Net income (loss)	(921,813)	120,817	699,895	1,218,504	(14,060)

Dividends on preferred stock	4,172	4,267	4,267	4,268	4,515

Net income (loss) available (related) to common shareholders	($925,985)	$116,550	$695,628	$1,214,236	($18,575)

Net income (loss) available (related) per share to common shareholders:
Basic	($0.98)	$0.14	$0.92	$1.94	($0.03)
Diluted	($0.98)	$0.14	$0.89	$1.84	($0.03)

Weighted average number of common shares outstanding:
Basic	948,545,975	822,623,370	752,413,605	625,138,510	611,904,518
Diluted	948,545,975	827,754,731	790,993,841	662,476,638	611,904,518

Net income (loss)	($921,813)	$120,817	$699,895	$1,218,504	($14,060)
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	1,115,325	1,047,639	(142,227)	(692,663)	(619,080)
Unrealized losses on interest rate swaps	-	-	14,298	13,570	18,402
Reclassification adjustment for net (gains) losses included in net income (loss)	(91,668)	(7,336)	(27,185)	(33,802)	(61,986)
Other comprehensive income (loss)	1,023,657	1,040,303	(155,114)	(712,895)	(662,664)
Comprehensive income (loss)	$101,844	$1,161,120	$544,781	$505,609	($676,724)
(1)	Interest expense related to the Company’s interest rate swaps is recorded in Realized losses on interest rate swaps on the Consolidated Statements of Operations and Comprehensive Income (Loss).

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
(dollars in thousands, except share and per share data)

	For the nine months ended
	September 30, 2011	September 30, 2010
Interest income:
Investments	$2,713,141	$1,997,681
U.S. Treasury Securities	13,624	791
Securities loaned	5,153	2,575
Total interest income	2,731,918	2,001,047

Interest expense:
Repurchase agreements	311,780	294,457
Convertible Senior Notes	22,465	17,194
U.S. Treasury Securities sold, not yet purchased	11,867	483
Securities borrowed	4,081	2,176
Total interest expense	350,193	314,310

Net interest income	2,381,725	1,686,737

Other income (loss):
Investment advisory and other fee income	58,745	41,752
Net gains (losses) on sales of Agency mortgage-backed securities and debentures	126,189	147,989
Dividend income	23,233	23,391
Net gains (losses) on trading	15,042	1,159
Net gains (losses) on interest-only Agency mortgage-backed securities	(39,045)	-
Income from underwriting	5,599	1,415
Subtotal	189,763	215,706
Realized gains (losses) on interest rate swaps(1)	(654,757)	(545,009)
Unrealized gains (losses) on interest rate swaps	(1,802,968)	(1,158,023)
Subtotal	(2,457,725)	(1,703,032)
Total other income (loss)	(2,267,962)	(1,487,326)

Expenses:
Distribution fees	-	360
General and administrative expenses	174,250	124,991
Total expenses	174,250	125,351

Income (loss) before income from equity method investment in affiliate and income taxes	(60,487)	74,060

Income taxes	(41,754)	(27,227)

Income from equity method investment in affiliate	1,140	1,943

Net income (loss)	(101,101)	48,776

Dividend on preferred stock	12,706	13,765

Net income (loss) available (related) to common shareholders	($113,807)	$35,011

Net income (loss) available (related) per share to common shareholders:
Basic	($0.14)	$0.06
Diluted	($0.14)	$0.06

Weighted average number of common shares outstanding:
Basic	841,912,810	575,742,043
Diluted	841,912,810	575,958,563

Net income (loss)	($101,101)	$48,776
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	2,020,737	52,880
Unrealized losses on interest rate swaps	14,298	81,329
Reclassification adjustment for net (gains) losses included in net income (loss)	(126,189)	(147,989)
Other comprehensive income (loss)	1,908,846	(13,780)
Comprehensive income (loss)	$1,807,745	$34,996

(1) Interest expense related to the Company’s interest rate swaps is recorded in Realized losses on interest rate swaps on the Consolidated Statements of Operations and Comprehensive Income (Loss).

CONTACT:
Annaly Capital Management, Inc.
Investor Relations
1-888-8Annaly
www.annaly.com